Exhibit 99.1
Diversified to Acquire Complementary, High-Quality, Low-Decline Producing Assets
Accretive Acquisition of Contiguous Operating Position
Diversified Energy Company (NYSE: DEC, LSE: DEC) ("Diversified" or the "Company") is pleased to announce the execution of a purchase and sale agreement for the acquisition of high-working interest, natural gas properties and related facilities located in east Texas (the "Assets") from Sheridan Production (the "Seller") (the "Acquisition").
The Acquisition is expected to be funded through existing liquidity from Diversified’s senior secured bank facility. The Company expects to close the Acquisition in the second quarter of 2026, subject to customary closing conditions.
Acquisition Highlights
•Purchase price of $245 million in cash before anticipated, customary purchase price adjustments
•Net purchase price represents estimated ~PV-15 valuation
•2026 estimated net production of ~62 MMcfepd (~10 Mboepd)(a) with low annual declines of ~6%(b)
oComplements Diversified’s industry-leading corporate declines and low capital intensity
oGas-weighted production with ~72% gas volumes
•Estimated NTM EBITDA of ~$52 million(c)
oPDP Reserves of ~397 Bcfe with estimated PV-10 of $310 million(b)
•Assets are contiguous with Diversified's existing East Texas assets
oProximity to existing assets creates immediate line of sight to future operating efficiencies
oIncludes ~75,000 acres of commercially attractive leasehold in East Texas

Commenting on the Acquisition, CEO Rusty Hutson, Jr. said:
"The target assets are a perfect fit with our existing East Texas operations and offer meaningful opportunities for material synergies upon completion of the Acquisition. The accretive transaction adds scale to our East Texas regional footprint and remains consistent with our strategy to focus on acquiring high-quality, low-decline producing assets at attractive valuations. These assets will benefit from our Smarter Asset Management approach to improve production, enhance margins, and grow free cash flow. Additionally, we anticipate that incremental cash flow can be generated from our Portfolio Optimization Programs. Our Company has a proven, demonstrated track record of delivering value to shareholders from our strategy of acquiring, operating, and optimizing established cash-generating energy assets."
Bolt-On Addition of Low-Decline PDP Assets
The Acquisition's estimated NTM EBITDA is approximately $52 million and reflects attractive valuation of approximately PV-15. The Acquisition is expected to add approximately 62 MMcfepd (~10 Mboepd) of production and approximately 397 Bcfe reserves with a PV-10 of $310 million(b). Additionally, the production profile of the Assets are highly complementary to the Company's existing portfolio and operational strategy, with low annual production declines of ~6% per year that would result in an

Exhibit 99.1
unchanged consolidated decline rate, pro forma for the Acquisition. The Assets include additional undeveloped acreage that presents potential upside opportunities in line with Diversified's demonstrated ability to unlock value on non-core assets and the Assets provide opportunities to realize synergies attributable to Diversified’s operating scale and asset density.
Footnotes:
a)Current production based on estimated average daily production for 2026; Estimate based on historical performance and engineered type curves for the Assets.
b)Estimated annual rate of production declines and PDP reserves values (including volumes, PV-10 and approximate PV value) calculated using historical production data, asset-specific type curves and an effective date of March 1, 2026 and based on the NYMEX strip at February 2, 2026, with terminal price assumptions of $3.75/MMBtu and $65.00/Bbl for natural gas and oil, respectively.
c)Based on engineering reserves assumptions using historical cost assumptions and NYMEX strip as of February 2, 2026 for the 12 month period ended March 1, 2027; does not include the impact of any projected or anticipated synergies that may occur subsequent to acquisition.
This announcement contains inside information for the purposes of Article 7 of the UK version of Regulation (EU) No. 596/2014 on Market Abuse (“UK MAR”), as it forms part of the UK domestic law by virtue of the European Union (Withdrawal) Act 2018.
For further information, please contact:

Diversified Energy Company	+1 973 856 2757
Doug Kris	dkris@dgoc.com
Senior Vice President Investor Relations & Corporate Communications	www.div.energy
FTI Consulting	dec@fticonsulting.com
U.S. & UK Financial Public Relations
About Diversified Energy Company
Diversified is a leading publicly traded energy company focused on acquiring, operating, and optimizing cash-generating energy assets. Through our unique differentiated strategy, we acquire established assets and invest in them to improve environmental and operational performance until retiring those assets in a safe and environmentally secure manner. Recognized by ratings agencies and organizations for our sustainability leadership, this solutions-oriented, stewardship approach makes Diversified the Right

Exhibit 99.1
Company at the Right Time to responsibly produce energy, deliver reliable free cash flow, and generate shareholder value.
Forward-Looking Statements
This announcement contains forward-looking statements (within the meaning of the U.S. Private Securities Litigation Reform Act of 1995). These forward-looking statements, which contain the words "anticipate", "believe", "intend", "estimate", "expect", "may", "will", "seek", "continue", "aim", "target", "projected", "plan", "goal", "achieve", "opportunity" and words of similar meaning, reflect the Company's beliefs and expectations and are based on numerous assumptions regarding the Company's present and future business strategies and the environment the Company will operate in and are subject to risks and uncertainties that may cause actual results to differ materially. No representation is made that any of these statements or forecasts will come to pass or that any forecast results will be achieved. Expected benefits of the Acquisition may not be realized and the Acquisition may not close on the terms described in this release at all. Forward-looking statements involve inherent known and unknown risks, uncertainties and contingencies because they relate to events and depend on circumstances that may or may not occur in the future and may cause the actual results, performance or achievements of the Company to be materially different from those expressed or implied by such forward-looking statements. Many of these risks and uncertainties relate to factors that are beyond the Company's ability to control or estimate precisely, including the risk factors described in the "Risk Factors" section in the Company's Annual Report and Form 10K for the year ended December 31, 2025, filed with the United States Securities and Exchange Commission. The pro forma financial information in this announcement is for informational purposes only, is not a projection of our future financial performance, and should not be considered indicative of actual results should the Acquisition be consummated. Forward-looking statements speak only as of their date and neither the Company nor any of its directors, officers, employees, agents, affiliates or advisers expressly disclaim any obligation to supplement, amend, update or revise any of the forward-looking statements made herein, except where it would be required to do so under applicable law. As a result, you are cautioned not to place undue reliance on such forward-looking statements.
USE OF PROJECTIONS
This communication contains projections, including expected production volumes, PV-10, EBITDA and decline rates. Our independent auditors have not audited, reviewed, compiled, or performed any procedures with respect to the projections for the purpose of their inclusion in this communication, and accordingly, have not expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this communication. These projections are for illustrative purposes only and should not be relied upon as being indicative of future results. The assumptions and estimates underlying the projected information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projected information. Even if our assumptions and estimates are correct, projections are inherently uncertain due to a number of factors outside our control. Accordingly, there can be no assurance that the projected results are indicative of our future performance after completion of the Acquisition or that actual results will not differ materially from those presented in the projected

Exhibit 99.1
information. Inclusion of the projected information in this communication should not be regarded as a representation by any person that the results contained in the projected information will be achieved.
Adjusted EBITDA
As used herein, EBITDA represents earnings before interest, taxes, depletion, depreciation and amortization. Adjusted EBITDA includes adjusting for items that are not comparable period-over-period, namely, accretion of asset retirement obligation, other (income) expense, loss on joint and working interest owners receivable, (gain) loss on bargain purchases, (gain) loss on fair value adjustments of unsettled financial instruments, (gain) loss on natural gas and oil property and equipment, costs associated with acquisitions, other adjusting costs, non-cash equity compensation, (gain) loss on foreign currency hedge, net (gain) loss on interest rate swaps and items of a similar nature.
Adjusted EBITDA should not be considered in isolation or as a substitute for operating profit or loss, net income or loss, or cash flows provided by operating, investing, and financing activities. However, we believe such a measure is useful to an investor in evaluating our financial performance because it (1) is widely used by investors in the natural gas and oil industry as an indicator of underlying business performance; (2) helps investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the often-volatile revenue impact of changes in the fair value of derivative instruments prior to settlement; (3) is used in the calculation of a key metric in one of our Credit Facility financial covenants; and (4) is used by us as a performance measure in determining executive compensation. We are unable to provide a quantitative reconciliation of forward-looking Adjusted EBITDA to the most directly comparable forward-looking GAAP measure because the items necessary to estimate such forward-looking IFRS measure are not accessible or estimable at this time without unreasonable efforts. The reconciling items in future periods could be significant.
PV-10
PV-10 is a non-GAAP financial measure and generally differs from Standardized Measure, the most directly comparable GAAP measure, because it does not include the effects of income taxes on future net cash flows. While the Standardized Measure is free cash dependent on the unique tax situation of each company, PV-10 is based on a pricing methodology and discount factors that are consistent for all companies. In this announcement, PV-10 is calculated using NYMEX pricing. It is not practicable to reconcile PV-10 using NYMEX pricing to standardized measure in accordance with GAAP at this time. Investors should be cautioned that neither PV-10 nor the Standardized Measure represents an estimate of the fair market value of proved reserves.